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                                  EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 1996, with respect to the consolidated financial statements of MEM Company, Inc. included in the Registration Statement (Form S-4 dated September 30, 1996) and related Prospectus of Renaissance Cosmetics, Inc. for the registration of 110,000 shares of its 14.0% Senior Redeemable Preferred Stock, Series C.



                                                /s/ Ernst & Young LLP
                                                ---------------------
                                                    Ernst & Young LLP


Hackensack, New Jersey
September 26, 1996